UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 6, 2007

                      FIT FOR BUSINESS INTERNATIONAL, INC.

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

            NEVADA                       333-123176               20-2008579
(State or other jurisdiction of   (Commission File Number)      (IRS Employee
 incorporation or organization)                              Identification No.)

                              10/27 Mayneview St
                            Milton, Australia 4064
                   (Address of principal executive offices)

Registrant's telephone number, including area code: 61-7-33673355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  Compensatory Arrangements of Certain Officers

Effective June 6, 2007, Fit For Business International, Inc. (the "Company") and its Chief Executive Officer, Mark Poulsen ("Poulsen"), terminated its employment agreement ("Agreement) through execution of a Mutual Release and a Mutual Recession (collectively "Release and Recession"). Under the terms of the Release and Recession, Poulsen and the Company mutually rescinded the Agreement, and Poulsen waived his right to any claims that he may now have against the Company, which includes his current and future right to $1,573,034 presently accrued in compensation and related expenses. The Recession and Release are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)      Exhibits

         99.1 Mutual Release between Mark Poulsen and Fit For Business International, Inc. dated June 6, 2007

         99.2 Mutual Recession between Mark Poulsen and Fit For Business International, Inc. date June 6, 2007


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            FIT FOR BUSINESS INTERNATIONAL, INC.

Dated: June 6, 2007                         By:  /s/ Mark Poulsen
                                                 ----------------
                                                 Mark Poulsen
                                                 Chief Executive Officer